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Exhibit 23



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42050) pertaining to the Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan of our report dated June 9, 2003, with respect to the financial statements and schedule of the Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.




                                             /s/ Ernst & Young LLP

St. Louis, Missouri
June 27, 2003




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